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Exhibit 10.18

                               GUARANTY OF LEASE

WHEREAS, Fullerton Business Center, LLC, a Delaware limited liability company, hereinafter referred to as "Lessor", and Allied Med, Inc., an Oregon Corporation, hereinafter referred to as "Lessee", is about to execute a document entitled Standard Industrial/Commercial Multi-Tenant Lease - Gross, dated July 8, 2009 concerning the premises commonly known as 2500 E. Fender Avenue, Unit "H", Fullerton, CA 92831, wherein Lessor will lease the premises to Lessee and

WHEREAS, Jack Amin, an individual, hereinafter referred to as "Guarantor" has a financial interest in Lessee, and WHEREAS, Lessor would not execute the Lease if Guarantor did not execute and deliver to Lessor this Guarantee of Lease.

NOW THEREFORE, for and in consideration of the execution of the foregoing Lease by Lessor and as a material inducement to Lessor to execute said Lease. Guarantor hereby jointly, severally, unconditionally and irrevocably guarantee the prompt payment by Lessee of all rentals and all other sums payable by Lessee under said Lease and the faithful and prompt performance by Lessee of each and every one of the terms, conditions and covenants of said Lease to be kept and performed by Lessee.

It is specifically agreed and understood that the terms of the foregoing Lease may be altered, affected, modified or changed by agreement between Lessor and Lessee, or by a course of conduct, and said Lease may be assigned by Lessor or any assignee of Lessor without consent or notice to Guarantor and that this Guaranty shall thereupon and thereafter guarantee the performance of said Lease as no changed, modified, altered or assigned.

This Guaranty shall not be released, modified or affected by failure or delay on the part of Lessor to enforce any of the rights or remedies of the Lessor under said Lease, whether pursuant to the terms thereof or at law or in equity.

No notice of default need be given to Guarantor, it being specifically agreed and understood that the guarantee of the undersigned is a continuing guarantee under which Lessor may proceed forthwith and immediately against Lessee or against Guarantor following any breach or default by Lessee or for the enforcement of any rights which Lessor may have as against Lessee pursuant to or under the terms of the within Lease or at law or in equity. .

Lessor shall have the right to proceed against Guarantor hereunder following any breach or default by Lessee without first proceeding against Lessee and without previous notice to or demand upon either Lessee or Guarantor.

Guarantor hereby waive (a) notice of acceptance of this Guaranty. (b) demand of payment, presentation and protest, (c) all right to assert or plead any statute of limitations as to or relating to this Guaranty and the Lease, (d) any right to require the Lessor to proceed against the Lessee or any other Guarantor or any other person or entity liable to Lessor, (e) any right to require Lessor to apply to any default any security deposit or other security it may hold under the Lease, (f) any right to require Lessor to proceed under any other remedy Lessor may have before proceeding against Guarantor, (g) any right of subrogation.

Guarantor do hereby subrogate all existing or future indebtedness of Lessee to Guarantor to the obligations owed to Lessor under the Lease and this Guaranty.

Any married woman who signs this Guaranty expressly agrees that recourse may be had against her separate property for all of her obligations hereunder.

The obligations of Lessee under the Lease to execute and deliver estoppel statements and financial statements, as therein provided, shall be deemed to also require the Guarantor hereunder to do and provide the same relative to Guarantor.

The term "Lessor" whenever hereinabove used refers to and means the Lessor in the foregoing Lease specifically named and also any assignee of said Lessor, whether by outright assignment or by assignment for security, and also any successor to the interest of said Lessor or of any assignee in such Lease or any part thereof, whether by assignment or otherwise, So long as the Lessor's interest in or to the leased premises or the rents, issues and profits therefrom, or in, to or under said Lease, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantor of the Lessor's interest in the leased premises or under said lease shall affect the continuing obligation of Guarantor under this Guaranty which shall nevertheless continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment, of any purchase at sale by judicial foreclosure or under private power of sale, and of the successors and assigns of any such mortgagee, beneficiary, trustee, assignee or purchaser.

The term "Lessee" whenever hereinabove used refers to and means the Lessee in the foregoing Lease specifically named and also any assignee or sublessee of said Lease and also any successor to the interests of said Lessee, assignee or sublessee of such Lease or any part hereof, whether by assignment, sublease or otherwise.

The undersigneds' total monetary liability under this Guaranty shall be for an amount not to exceed $10,000.00.

In the event any action be brought by said Lessor against Guarantor hereunder to enforce the obligation of Guarantor hereunder, the unsuccessful party in such action shall pay to the prevailing party therein a reasonable attorney's fee which shall be fixed by the court.

EXECUTED AT.________________________________

ADDRESS:______________________________________ :

EXECUTED AT:__________________________________: By: /s/ Jack Amin

ADDRESS:____________________________________





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